AGREEMENT AND PLAN OF MERGER

          THIS MERGER AGREEMENT AND PLAN OF MERGER (the “Merger Agreement”) is entered into on the 15th of December, 2005 by Quantex Capital Corporation, a Delaware corporation (“Quantex Delaware”) and Quantex Capital Corporation, a Nevada corporation (“Quantex Nevada”).

PRELIMINARY STATEMENTS

WITNESSETH:

          WHEREAS, Quantex Delaware is a corporation organized and existing under the laws of the State of Delaware, its certificate of incorporation having been filed in the Office of the Secretary of State of Delaware on May 27, 1998;

          WHEREAS, Quantex Nevada, is a corporation organized and existing under the laws of the State of Nevada, and is a wholly owned subsidiary of Quantex Delaware;

          WHEREAS, the Boards of Directors of Quantex Nevada and Quantex Delaware deem it advisable and in the best interests of their respective shareholders that Quantex Delaware be merged with and into Quantex Nevada (the “Merger”) on the terms and conditions of this Merger Agreement, in accordance with the applicable provisions of the statues of the State of Delaware and the State of Nevada;

          WHEREAS, the majority stockholders of Quantex Delaware and the sole stockholder of Quantex Nevada, by resolutions duly adopted, have approved and adopted this Merger Agreement;

          WHEREAS, it is intended that the Merger be completed pursuant to Section 252 of the Delaware General Corporation Law and Article 92A.190 of the Nevada Revised Statutes; and

          WHEREAS, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder

          NOW THEREFORE, in consideration of the premises and the agreements, covenants and provisions hereafter contained, Quantex Delaware and Quantex Nevada, by their respective Boards of Directors, have agreed and do hereby agree, each with the other as follows:

STATEMENT OF TERMS

SECTION 1
THE MERGER

          1.1           The Merger. Subject to Section 1.8, Quantex Delaware will be merged with and into Quantex Nevada in accordance with this Merger Agreement, the Certificate of Merger substantially in the form of Exhibit A attached to this Merger Agreement (the “Certificate of Merger”), and the applicable provisions of the Delaware General Corporation Law (the “Delaware Law”) and the Nevada Revised Statutes (the “Nevada Law”). Following the Merger, Quantex Nevada will continue as the surviving corporation (“Surviving Corporation”) and the separate existence of Quantex Delaware will cease, except insofar as it may be continued by the Delaware Law and the Nevada Law.

          1.2           Effective Time of the Merger. The Merger will be effective at the time (the “Effective Time”) of the later of (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Nevada, which certificate is to be filed in both places as soon as practicable on or after approval of the Merger by the shareholders of Quantex Delaware.

          1.3           Effect of the Merger. The Merger will have the effects set forth in of the Delaware Law, including section 259 of the Delaware Law and Section 92A.250 of the Nevada Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Quantex Nevada and Quantex Delaware will vest in Surviving Corporation without further act or deed, and all debts, liabilities and duties of Quantex Nevada and Quantex Delaware will become the debts, liabilities and duties of Surviving Corporation.

          1.4           Certificate of Incorporation; Bylaws.

                          (a)           The certificate of incorporation of Quantex Nevada as in effect immediately prior to the Effective Time will continue unchanged, except to the extent amended by the Certificate of Merger, and will be the certificate of incorporation of Surviving Corporation until thereafter amended in accordance with the terms thereof and in accordance with applicable law.

                          (b)           At the Effective Time, the by-laws of Quantex Nevada, as in effect immediately prior to the Effective Time, will be the by-laws of Surviving Corporation until thereafter amended in accordance with the terms thereof and in accordance with applicable law.

          1.5           Directors. The directors of Quantex Delaware immediately prior to the Effective Time will be the directors and officers, respectively, of the Surviving Corporation after the Effective Time. The directors will hold office in the classes and for the terms in effect immediately prior to the Effective Date. The directors will hold office until their successors are duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with certificate of incorporation and bylaws of Surviving Corporation.

          1.6           Officers. The officers of Quantex Delaware immediately prior to the Effective Time will be the directors of the Surviving Corporation after the Effective Time, unless different officers. The officers will hold office until their successors are duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with certificate of incorporation and bylaws of Surviving Corporation.

          1.7           Taking of Necessary Action. If after the Effective Time any further action is necessary to carry out the purposes of this Merger Agreement or to vest the Surviving Corporation with full title to all assets, rights, approvals, immunities and franchises of either Quantex Nevada or Quantex Delaware, and the officers and directors, or the former officers and directors, as the case may be, of Quantex Nevada and Quantex Delaware and the Surviving Corporation will take all such necessary action.

          1.8           Dissenting Shareholders. It is a condition of the Merger that stockholders of Quantex Delaware holding not more than 1% of Quantex Delaware’s issued and outstanding shares of common stock will have exercised dissent rights in respect of the Merger, provided that this condition may be waived by each party by joint notice in writing.

SECTION 2
MERGER CONSIDERATION

          2.1           Merger Consideration.

                          (a)           Conversion of Quantex Delaware Common Stock. Each share of Quantex Delaware common stock, par value $0.001 per share (the “Quantex Delaware Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as defined in Section 2.4) will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock of Quantex Nevada (each a share of “Quantex Nevada Common Stock”).

                          (b)           Conversion of Quantex Nevada Stock. Each share of Quantex Nevada Common Stock issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and returned to the status of authorized but unissued shares.

                          (c)           Conversion of Quantex Delaware Warrants. Each warrant to purchase or otherwise acquire shares of Quantex Delaware Common Stock, whether for cash or other consideration (each, a “Quantex Delaware Warrant”) issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a warrant to purchase or otherwise acquire an equal number of shares of Quantex Nevada Common Stock on the same terms and conditions and will be recognized as such by Quantex Nevada.

          2.2           Conversion Procedure.

                          (a)           Stock Certificate Conversion Procedure. After the Effective Time, each holder of Quantex Delaware Common Stock will be entitled to exchange his, her, or its certificate representing the Quantex Delaware Common Stock (“Quantex Delaware Stock Certificate”) for a certificate representing the number of shares of Quantex Nevada Common Stock into which the number of shares of Quantex Delaware Stock previously represented by such certificate surrendered have been converted pursuant to Section 2.1(a) of this Merger Agreement. Each holder of Quantex Delaware Common Stock may exchange his, her or its Quantex Delaware Stock Certificate by delivering it to the Surviving Corporation duly endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the Quantex Nevada Common Stock to the holder thereof. Until surrendered as contemplated by this Section 2.2, each Quantex Delaware Stock Certificate will be deemed at any time after the Effective Time to represent only the right to receive Quantex Nevada Common Stock certificates representing the number of shares of Quantex Nevada Common Stock into which the shares of Quantex Delaware Common Stock formerly represented by such certificate have been converted. Upon receipt of such duly endorsed Quantex Delaware Stock Certificates, the Surviving Corporation will cause the issuance of the number of shares of Quantex Nevada Common Stock as converted pursuant to Section 2.1(a) of this Merger Agreement.

                          (b)           Quantex Delaware Warrant Conversion Procedure. After the Effective Time, to the extent determined necessary by the Surviving Corporation, the Surviving Corporation will replace the certificate, agreement or other documentation evidencing any Quantex Delaware Warrant (“Quantex Delaware Warrant Agreement”) with a new certificate, agreement, confirmation or other documentation for the purchase or acquisition of the same number of shares of Quantex Nevada Common Stock as were subject to the Quantex Delaware Warrant on terms as nearly equivalent to those of the Quantex Delaware Warrant Agreement as may be accomplished under applicable law (the “Replacement Warrant”). Any holder of a Quantex Delaware Warrant may request a Replacement Warrant by notifying the Surviving Corporation of such request in writing and including a copy of his, her or its Quantex Delaware Warrant Agreement. No replacement of a Quantex Delaware Warrant will be issued until the original Quantex Delaware Warrant Agreement and any other documentation deemed reasonably necessary by the Surviving Corporation is signed and surrendered to the Surviving Corporation by the holder of the Quantex Delaware Warrant Agreement. Until surrendered as contemplated by this Section 2.2, each Quantex Delaware Warrant will be deemed at any time after the Effective Time to represent only the right to receive a Replacement Warrant for the same number of shares of Quantex Delaware Common Stock subject to the Quantex Delaware Warrant.

          2.3           Appraisal Rights. Notwithstanding any provision of this Merger Agreement to the contrary, shares of Quantex Delaware Common Stock (“Dissenting Shares”) that are issued and outstanding immediately prior to the Effective Time and held by stockholders who did not vote in favor of the Merger and who comply with all of the relevant provisions of Section 262 of the Delaware Law (the “Dissenting Stockholders”) will not be converted into or be exchangeable for the right to receive Quantex Nevada Common Stock, unless and until such holders will have failed to perfect or will have effectively withdrawn or lost their rights to appraisal under the Nevada Law. Quantex Delaware will give the Surviving Corporation (i) immediate oral notice followed by prompt written notice of any written demands for appraisal of any shares of Quantex Delaware Common Stock, attempted withdrawals of any such demands and any other instruments served pursuant to the Delaware Law and received by Quantex Delaware relating to stockholders' rights of appraisal, and (ii) will keep the Surviving Corporation informed of the status of all negotiations and proceedings with respect to demands for appraisal under the Delaware Law. If any Dissenting Stockholder fails to perfect or will have effectively withdrawn or lost the right to appraisal, the shares of Quantex Delaware Common Stock held by such Dissenting Stockholder will thereupon be treated as though such shares had been converted into the right to receive Quantex Nevada Common Stock pursuant to Section 2.1 of this Merger Agreement.

          2.4           No Further Ownership Rights in Quantex Delaware Stock. The promise to exchange the Quantex Delaware Common Stock for shares of Quantex Nevada Common Stock in accordance with the terms of this Section 2 will be deemed to have been given in full satisfaction of all rights pertaining to the Quantex Delaware Common Stock, and there will be no further registration of transfers on the stock transfer books of Quantex Delaware of the shares of Quantex Delaware Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Quantex Delaware Common Stock outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Quantex Delaware Common Stock, except as otherwise provided in this Merger Agreement or by law.

          2.5           Distributions with Respect to Unsurrendered Quantex Delaware Stock. No dividends or other distributions with a record date after the Effective Time will be paid to the holder of any unsurrendered Quantex Delaware Stock Certificate until the surrender of such Quantex Delaware Stock Certificate in accordance with Section 2.2 of this Merger Agreement. Following surrender of any such Quantex Delaware Stock Certificate, the Surviving Corporation will pay to the holder of the Quantex Nevada Common Stock certificate issued in exchange the Quantex Delaware Stock Certificate, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such Quantex Nevada Common Stock which such holder is entitled pursuant to Section 2.1 of this Merger Agreement, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such Quantex Nevada Common Stock.

          2.6          Lost, Stolen or Destroyed Certificates. If any certificate representing Quantex Delaware Common Stock or any Quantex Delaware Warrant Agreement has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate or agreement to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, the Surviving Corporation will cause to be issued in exchange for such lost, stolen or destroyed certificate, the applicable Quantex Nevada Common Stock or Replacement Warrant deliverable in respect thereof, pursuant to Section 2.1 of this Merger Agreement.

SECTION 3
MISCELLANEOUS PROVISIONS

          3.1           Further Assurances. Each of the parties hereto will cooperate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Merger Agreement.

          3.2           Amendment. This Merger Agreement may not be amended except by an instrument in writing signed by each of the parties.

          3.3           Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger abandoned by either the board of directors of Quantex Delaware or Quantex Nevada, or both, notwithstanding approval of the Merger by the shareholders of Quantex Delaware.

          3.4           Governing Law. This Merger Agreement will be governed by and construed in accordance with the laws of the State of Nevada.

          3.5           Counterparts. This Merger Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          3.6           Fax Execution. This Merger Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

          3.7           Service of Process. The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the surviving corporation arising form this merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation laws, and irrevocably appoints the Secretary of State of Delaware as its agent to accept services of process in any such suit or proceeding. The Secretary of State shall mail any such process to the surviving corporation at 8275 S. Eastern Avenue Suite 200, Las Vegas, NV 89123.

          3.8           Schedules and Exhibits. The schedules and exhibits are attached to this Merger Agreement and incorporated herein.

          IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by the board of directors of Quantex Delaware and Quantex Nevada is hereby executed on behalf of each corporation.

QUANTEX CAPITAL CORPORATION
a Delaware Corporation

/s/ L. Evan Baergen
L. Evan Baergen,
President and Chief Executive Officer

QUANTEX CAPITAL CORPORATION
a Nevada Corporation

/s/ L. Evan Baergen
L. Evan Baergen,
President and Chief Executive Officer